Exhibit 4.16

QWEST CORPORATION

7% Notes due 2056

Fifteenth Supplemental Indenture

Dated as of January 29, 2016

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

FIFTEENTH SUPPLEMENTAL INDENTURE dated as of January 29, 2016 (this “Supplemental Indenture”) by and between QWEST CORPORATION, a Colorado corporation (formerly named U S WEST Communications, Inc.) (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, as trustee under the Indenture (as defined below) with respect to the Notes (as defined below) (the “Trustee”), as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture, the Eleventh Supplemental Indenture, the Twelfth Supplemental Indenture, the Thirteenth Supplemental Indenture and the Fourteenth Supplemental Indenture, each as defined below. The Trustee, and each other trustee appointed as such with respect to the Securities (as defined below) of any series issued under the Indenture, shall be the “Trustee” (as defined in the Indenture, as supplemented hereby) for all purposes under the Indenture with respect to the applicable series of Securities but, for the avoidance of doubt, not with respect to any series of Securities for which such Trustee has not been appointed trustee under the terms of the Indenture or any supplement thereto.

RECITALS

WHEREAS, the Company and Bank of New York Trust Company, National Association (as successor in interest to Bank One Trust Company, N.A. and J.P. Morgan Trust Company, National Association), are parties to that certain Indenture dated as of October 15, 1999 (the “Base Indenture”, and as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture, the Eleventh Supplemental Indenture, the Twelfth Supplemental Indenture, the Thirteenth Supplemental Indenture, the Fourteenth Supplemental Indenture and this Supplemental Indenture, the “Indenture”) providing for the issuance from time to time of senior debt securities of the Company (“Securities”) to be issued in one or more series.

WHEREAS, the Company and the Trustee are parties to the First Supplemental Indenture (the “First Supplemental Indenture”) dated as of August 19, 2004, providing for the amendment and supplement of the terms of the Base Indenture and the issuance by the Company of a series of Securities designated as its 7.875% Notes due 2011, in an aggregate principal amount of $575,000,000, none of which are currently outstanding.

WHEREAS, the Company and the Trustee are parties to the Second Supplemental Indenture (the “Second Supplemental Indenture”) dated as of November 23, 2004, providing for the issuance by the Company of additional notes of a series of Securities designated as its 7.875% Notes due 2011, in an aggregate principal amount of $250,000,000, none of which are currently outstanding.

WHEREAS, the Company and the Trustee are parties to the Third Supplemental Indenture (the “Third Supplemental Indenture”) dated as of June 17, 2005, providing for the issuance by the Company of a series of Securities designated as its 7.625% Notes due 2015, in an aggregate principal amount of $400,000,000, none of which are currently outstanding, and a series of Securities designated as its Floating Rate Notes due 2013, in an aggregate principal amount of $750,000,000, none of which are currently outstanding.

WHEREAS, the Company and the Trustee are parties to the Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”) dated as of August 8, 2006, providing for the issuance by the Company of a series of Securities designated as its 7.5% Notes due 2014, in an aggregate principal amount of $600,000,000, none of which are currently outstanding.

WHEREAS, the Company and the Trustee are parties to the Fifth Supplemental Indenture (the “Fifth Supplemental Indenture”) dated as of May 16, 2007, providing for the issuance by the Company of a series of Securities designated as its 6.5% Notes due 2017, in an aggregate principal amount of $500,000,000, all of which are currently outstanding.

WHEREAS, the Company and the Trustee are parties to the Sixth Supplemental Indenture (the “Sixth Supplemental Indenture”) dated as of April 13, 2009, providing for the issuance by the Company of a series of Securities designated as its 8-3/8% Notes due 2016, in an aggregate principal amount of $810,500,000, $235,007,000 of which are currently outstanding.

WHEREAS, the Company and the Trustee are parties to the Seventh Supplemental Indenture (the “Seventh Supplemental Indenture”) dated as of June 8, 2011, providing for the issuance by the Company of a series of Securities designated as its 7.375% Notes due 2051, in an aggregate principal amount of $661,250,000, all of which are currently outstanding.

WHEREAS, the Company and the Trustee are parties to the Eighth Supplemental Indenture (the “Eighth Supplemental Indenture”) dated as of September 21, 2011, providing for the issuance by the Company of a series of Securities designated as its 7.50% Notes due 2051, in an aggregate principal amount of $575,000,000, all of which are currently outstanding.

WHEREAS, the Company and the Trustee are parties to the Ninth Supplemental Indenture (the “Ninth Supplemental Indenture”) dated as of October 4, 2011, providing for the issuance by the Company of a series of Securities designated as its 6.75% Notes due 2021, in an aggregate principal amount of $950,000,000, all of which are currently outstanding.

WHEREAS, the Company and the Trustee are parties to the Tenth Supplemental Indenture (the “Tenth Supplemental Indenture”) dated as of April 2, 2012, providing for the issuance by the Company of a series of Securities designated as its 7.00% Notes due 2052, in an aggregate principal amount of $525,000,000, all of which are currently outstanding.

WHEREAS, the Company and the Trustee are parties to the Eleventh Supplemental Indenture (the “Eleventh Supplemental Indenture”) dated as of June 25, 2012, providing for the issuance by the Company of a series of Securities designated as its 7.00% Notes due 2052, in an aggregate principal amount of $400,000,000, all of which are currently outstanding.

WHEREAS, the Company and the Trustee are parties to the Twelfth Supplemental Indenture (the “Twelfth Supplemental Indenture”) dated as of May 23, 2013, providing for the issuance by the Company of a series of Securities designated as its 6.125% Notes due 2053, in an aggregate principal amount of $775,000,000, all of which are currently outstanding.

WHEREAS, the Company and the Trustee are parties to the Thirteenth Supplemental Indenture (the “Thirteenth Supplemental Indenture”) dated as of September 29, 2014, providing for the issuance by the Company of a series of Securities designated as its 6.875% Notes due 2054, in an aggregate principal amount of $500,000,000, all of which are currently outstanding.

WHEREAS, the Company and the Trustee are parties to the Fourteenth Supplemental Indenture (the “Fourteenth Supplemental Indenture”) dated as of September 21, 2015, providing for the issuance by the Company of a series of Securities designated as its 6.625% Notes due 2055, in an aggregate principal amount of $410,000,000, all of which are currently outstanding.

WHEREAS, the Company desires and has requested the Trustee to execute and deliver this Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Securities designated as its 7% Notes due 2056 (the “Notes”).

WHEREAS, Section 9.01(8) of the Base Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders to establish the form and terms and conditions of Securities of any Series as permitted by Section 2.02 of the Base Indenture.

WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been complied with.

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid supplement to the Indenture have been done.

NOW, THEREFORE, in consideration of the premises and the purchase and acceptance of the Notes by the holders thereof (the “Holders”), the Company covenants and agrees with the Trustee, for the equal and ratable benefit of the Holders of the Notes, that the Indenture is hereby supplemented, to the extent expressed herein, as follows:

ARTICLE 1

THE NOTES

Section 1.01 Designation of Notes. The changes, modifications and supplements to the Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes, which shall not be limited in aggregate principal amount, and shall not apply to any other Securities that have been or may be issued under the Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. Pursuant to this Supplemental Indenture, there is hereby created and designated a series of Securities under the Indenture entitled “7% Notes due 2056” in an aggregate principal amount initially limited on the date hereof to $235,000,000. Subject to the terms in the Indenture, as supplemented by this Supplemental Indenture, the Company may, at its option, without the consent of the Holders of the Notes, issue additional notes from time to time that will constitute a single series of Securities under the Indenture together with the previously outstanding Notes.

Section 1.02 Other Terms of the Notes. Without limiting the foregoing provisions of this Article 1, the terms of the Notes shall be as set forth in the form set forth in Exhibit A hereto and as provided in the Indenture. The Notes shall be issuable in denominations of $25 and integral multiples of $25 in excess thereof.

Section 1.03 Agents.

(a) The Notes shall be payable and may be presented for payment, purchase, registration of transfer and exchange, without service charge, at the office of the Company maintained for such purpose in New York, New York, which shall initially be the office or agency of the Trustee.

(b) The Trustee shall also serve as security registrar for the purpose of registering the Notes and transfers or exchanges of the Notes.

(c) The Company may from time to time designate one or more additional offices or agencies where Notes may be presented or surrendered for payment or may be surrendered for registration of transfer or exchange in accordance with the Base Indenture.

Section 1.04 Definitions.

(a) Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Indenture. To the extent terms defined herein differ from the Indenture, the terms defined herein will govern.

(b) For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Supplemental Indenture have the meanings assigned to them in this Supplemental Indenture, and include the plural, as well as the singular.

ARTICLE 2

ADDITIONAL TERMS

Section 2.01 Form and Dating.

(a) The Notes issued shall be represented by one or more global notes substantially in the form set forth in Exhibit A hereto, deposited with the Trustee, as custodian for The Depository Trust Company, New York, New York, or a successor depository thereto registered under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation (the “Depository”), duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear any legends required by applicable law (the “Global Notes”).

(b) The aggregate principal amount of each of the Global Notes may from time to time be increased or decreased by adjustments made by the Trustee on Schedule I to the Global Notes and on the records of the Trustee, as custodian for the Depository.

Section 2.02 Book-Entry Provisions for Global Notes.

(a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the legends required by the Depository as set forth in Exhibit A.

(b) Members of, or participants in, the Depository (“Participants”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under any such Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(c) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder of any Note is entitled to take under this Indenture or the Notes.

(d) Notwithstanding any other provisions of the Indenture, a Global Note may only be transferred in whole, and not in part, and may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository notifies the Company that it is unwilling or unable to act as Depository for any Global Note and a successor Depository is not appointed by the Company within 90 days, (ii) the Depository ceases to be a clearing agency registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and a successor

Depository is not appointed by the Company within 90 days or (iii) if an Event of Default shall have occurred and be continuing, but only if, in the case of item (i) or (ii) above, the Company provides written transfer directions to the Trustee or, in the case of item (iii) above, the holders of a majority of the aggregate principal amount of the Notes provide written transfer directions to the Trustee. In addition, certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if the Company, in its sole discretion, determines not to require that all of the Notes be represented by a Global Note. In connection with the transfer of a Global Note in its entirety pursuant to this Section 2.02(d), such Global Note shall be deemed to be surrendered to the Trustee for cancellation and (i) the Company shall execute and (ii) the Trustee shall, upon written instructions from the Company, authenticate and deliver to each beneficial owner identified by the Depository, in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of certificated Notes of authorized denominations.

(e) The Trustee shall have no responsibility for the actions or omissions of the Depository or the accuracy of the books and records of the Depository.

ARTICLE 3

MISCELLANEOUS

Section 3.01 Amendment and Supplement. This Supplemental Indenture and the Notes may be amended or supplemented as provided for in the Indenture.

Section 3.02 Indenture. As supplemented hereby, the Indenture is in all respects ratified and confirmed, and the Base Indenture, as heretofore amended, and this Supplemental Indenture shall be read and construed as one and the same instrument. In the event of any conflict between this Supplemental Indenture and the Indenture, the provisions of this Supplemental Indenture shall prevail.

Section 3.03 Governing Law. The laws of the State of New York shall govern this Supplemental Indenture and the Notes created hereby.

Section 3.04 No Adverse Interpretation of Other Agreements. This Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.

Section 3.05 Successors and Assigns. All covenants and agreements of the Company in this Supplemental Indenture and the Notes shall bind its successors and its assigns under the Base Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors and its assigns under the Base Indenture.

Section 3.06 Counterparts. This Supplemental Indenture may be executed in counterparts, each of which shall be an original, but such counterparts shall together constitute but one instrument.

Section 3.07 Severability. In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes.

[Signature Page Follows]

SIGNATURES

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

QWEST CORPORATION

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Signature Page to Fifteenth Supplemental Indenture]

Exhibit A

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No.	PRINCIPAL AMOUNT
CUSIP No. 74913G 808	$

Qwest Corporation 7% Note due 2056

QWEST CORPORATION, a corporation duly organized and existing under the laws of the State of Colorado (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of                                  MILLION DOLLARS ($                    ) (or such other amount as shall be listed on Schedule I attached hereto) on February 1, 2056 (the “Maturity Date”), unless previously redeemed on any redemption date, by wire transfer of immediately available funds of such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts and to pay interest thereon quarterly on February 1, May 1, August 1 and November 1 of each year, commencing May 1, 2016 (each, an “Interest Payment Date”), and on the Maturity Date at the rate per annum specified in the title of this Note, from January 29, 2016 (or from the most recent Interest Payment Date to which interest has been paid or duly provided for) until payment of such principal sum has been made or duly provided for. Notwithstanding the foregoing, if the Company shall default in the payment of interest due on any Interest Payment Date, then this Note shall bear interest from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid on this Note or duly provided for, from January 29, 2016. The interest so payable on any Interest Payment Date, as long as the Notes (as defined below) are represented by a global security, subject to certain exceptions provided in the Indenture referred to herein, will be paid to the person in whose name this Note shall be registered at the close of business on the Business Day (as defined below) prior to such Interest Payment Date. If any Interest Payment Date or the Maturity Date is a Legal Holiday in New York, New York, the required payment shall be made on the next succeeding Business Day as if it was made on the date such payment was due and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity Date, as the case may be, to such next succeeding Business Day. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly interest period will be computed on the basis of the number of days elapsed in a 90-day quarter of three 30-day months. “Business Day” means any day other than a Legal Holiday.

This Note is one of the duly authorized series of Securities of the Company, designated as the Company’s “7% Notes due 2056” (the “Notes”), initially limited on the date hereof to the aggregate principal amount of $235,000,000, all issued or to be issued under and pursuant to an Indenture dated as of October 15, 1999 between the Company and Bank of New York Trust Company National Association, as trustee (as successor in interest to Bank One Trust Company, N.A. and J.P. Morgan Trust Company, National Association), as amended and supplemented by the First Supplemental Indenture dated as of August 19, 2004 between the Company and U.S. Bank National Association, as trustee (the “Trustee”), the Second Supplemental Indenture dated as of November 23, 2004 between the Company and the Trustee, the Third Supplemental Indenture dated as of June 17, 2005 between the Company and the Trustee, the Fourth

Supplemental Indenture dated as of August 8, 2006 between the Company and the Trustee, the Fifth Supplemental Indenture dated as of May 16, 2007 between the Company and the Trustee, the Sixth Supplemental Indenture dated as of April 13, 2009 between the Company and the Trustee, the Seventh Supplemental Indenture dated as of June 8, 2011 between the Company and the Trustee, the Eighth Supplemental Indenture dated as of September 21, 2011 between the Company and the Trustee, the Ninth Supplemental Indenture dated as of October 4, 2011 between the Company and the Trustee, the Tenth Supplemental Indenture dated as of April 2, 2012 between the Company and the Trustee, the Eleventh Supplemental Indenture dated as of June 25, 2012 between the Company and the Trustee, the Twelfth Supplemental Indenture dated as of May 23, 2013 between the Company and the Trustee, the Thirteenth Supplemental Indenture dated as of September 29, 2014 between the Company and the Trustee, the Fourteenth Supplemental Indenture dated as of September 21, 2015 between the Company and the Trustee and the Fifteenth Supplemental Indenture dated as of January 29, 2016 between the Company and the Trustee, as such may be further amended, modified or supplemented from time to time (as so amended, modified or supplemented, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders (the words “Holders” or “Holder” meaning the registered holders or registered holder of the Notes).

The Notes shall be redeemable at the option of the Company, in whole or in part, at any time on and after February 1, 2021, at a redemption price equal to 100% of the principal amount redeemed plus accrued and unpaid interest to, but not including, the redemption date.

If money sufficient to pay the redemption price of and accrued interest on all of the Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Trustee or paying agent on or before the redemption date and certain other conditions specified in the Indenture are satisfied, then on and after such redemption date, interest will cease to accrue on such Notes (or such portion thereof) called for redemption.

Notice of any redemption will be mailed not less than 15 nor more than 60 calendar days before the redemption date to the Holder hereof at its registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the principal amount of the Notes called for redemption. Neither the Company nor the Trustee shall be required to register the transfer of or exchange the Notes to be redeemed by the Company under the terms hereof.

The Company may mail notice of redemption prior to the completion of any event or transaction related to such redemption, and any redemption or notice may, at the discretion of the Company, be subject to one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the discretion of the Company, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.

In case an Event of Default shall occur and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

Subject to certain specified exceptions, the Indenture contains provisions permitting (i) the Company and the Trustee, with the written consent of the Holders of a majority in principal amount of the outstanding Securities of each series affected by a supplemental indenture (with each series voting as a class), to enter into a supplemental indenture to add any provisions to or to change or eliminate any provisions of the Indenture or of any supplemental indenture or to modify, in certain specified instances without the consent of Holders, the rights of the Holders of each such series, and (ii) the Holders of a majority in principal amount of the outstanding Securities of each series affected by such waiver (with each series voting as a class), by notice to the Trustee, to waive compliance by the Company with any provision of the Indenture, any supplemental indenture or the Securities of any such series.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the place, at the respective times, at the rate, and in the coin or currency herein prescribed.

No director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under this Note or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder, by accepting this Note, waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Note.

The laws of the State of New York shall govern the Indenture and this Note.

Ownership of this Note shall be proved by the register for the Notes kept by the Registrar. The Company, the Trustee and any agent of the Company may treat the person in whose name a Note is registered as the absolute owner thereof for all purposes.

The indebtedness evidenced by this Note is senior and unsecured and will rank in right of payment on parity with all other unsecured and unsubordinated obligations of the Company.

Terms used herein without definition that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused the CUSIP number to be printed on the Notes and the Trustee may use such CUSIP number in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such number either as printed on the Notes or as contained in any notice of redemption.

Unless the Certificate of Authentication hereon has been executed by the Trustee under the Indenture referred to herein by the manual signature of one of its authorized officers, or on behalf of the Trustee by the manual signature of an authorized officer of the Trustee’s authenticating agent, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or by facsimile, and its corporate seal or a facsimile of its corporate seal to be imprinted hereon.

Date: [            ]

QWEST CORPORATION

By:
Name:
Title:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated herein, issued under the Indenture described herein.

Date: [            ]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

SCHEDULE I

CHANGES TO PRINCIPAL AMOUNT OF SECURITIES EVIDENCED BY GLOBAL NOTE

The initial principal amount of Securities evidenced by this Global Note is $                    .

Date	Principal Amount of Securities by which this Global Note is to be Reduced or Increased, and Reason for Reduction or Increase	Remaining Principal Amount of Securities Represented by this Global Note	Notation Made by

A-7